Exhibit 9(ll)

                            IVY FUND

                           ADDENDUM TO
               ADMINISTRATIVE SERVICES AGREEMENT

                   Ivy Developing Nations Fund
                     Ivy South America Fund
                   Ivy US Emerging Growth Fund


     AGREEMENT made as of the 20th day of January, 1998 by and between Ivy Fund (the "Trust") and Mackenzie Investment
Management Inc. ("MIMI").

     WHEREAS, the Trust is an open-end investment company, organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Trust from time to time;

     WHEREAS, several classes of shares are offered to investors with respect to each investment portfolio of the Trust;

     WHEREAS, the Trust has adopted a Master Administrative Services Agreement dated September 1, 1992 (the "Master Services Agreement"), pursuant to which the Trust has appointed MIMI to provide the administrative services specified in the Master Services Agreement; and

     WHEREAS, the Trustees of the Trust, by written consent dated January 15, 1998, duly approved an amendment to the Trust's Agreement and Declaration of Trust to redesignate each of Ivy Emerging Growth Fund, Ivy New Century Fund and Ivy Latin America Strategy Fund (each a "Fund" and, collectively, the "Funds") as Ivy US Emerging Growth Fund, Ivy Developing Nations Fund and Ivy South America Fund, respectively, and to change the names of each Fund's classes to reflect such redesignations.

     NOW THEREFORE, the Trust and MIMI hereby agree as follows:

          Effective as of January 20, 1998, the date that supplements to the Registration
          Statement pertaining to the redesignation of the Funds were filed with the Securities and Exchange Commission pursuant to Rule 497(e) under the Securities Act of 1933, all references to Ivy Emerging Growth Fund, Ivy
          New Century Fund and Ivy Latin America
          Strategy Fund in the Master Services
          Agreement and any addenda, amendments or supplements thereto shall hereafter apply to Ivy US Emerging Growth Fund, Ivy Developing
          Nations Fund and Ivy South America Fund, respectively.


IN WITNESS WHEREOF, the Trust and MIMI have adopted this Addendum as of the date first set forth above.


                         IVY FUND


                         By:  KEITH J. CARLSON, President


                         MACKENZIE INVESTMENT MANAGEMENT INC.



                         By:  MICHAEL G. LANDRY, President